Calculation of Filing Fee Tables
F-10
Curaleaf Holdings, Inc.
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Other	Subordinate Voting Shares, Debt Securities Subscription Receipts, Warrants and Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,000,000,000.00	0.0001531	$ 153,100.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,000,000,000.00		$ 153,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 129,800.00
			Net Fee Due:						$ 23,300.00
Offering Note
[1]	(1) There are being registered under this Registration Statement such indeterminate number of subordinate voting shares, debt securities, subscription receipts, warrants, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $1,000,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Curaleaf Holdings, Inc.	F-10	333-249081	09/28/2020		$ 129,800.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 1,000,000,000.00
Fee Offset Sources		Curaleaf Holdings, Inc	F-10	333-249081		09/28/2020						$ 129,800.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid $129,800 in registration fees with respect to the Registration Statement on Form F-10, as amended (File No. 333-249081), initially filed on September 28, 2020 (the 'First Registration Statement'), of which $110,200 was used towards the fees payable for its registration statement on Form F-10 (File No. 333-269109) on January 3, 2023 (the 'Second Registration Statement', and together with the First Registration Statement, the 'Prior Registration Statements') pursuant to Rule 457(p) under the Securities Act. No securities were offered, sold or issued under the Prior Registration Statements. Accordingly, $129,800 of the previously paid fees attributable to $1,000,000,000 of unsold securities that were previously registered under the First Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the entire $129,800 of the previous registration fee paid under the First Registration Statement against the total registration fee of $153,100 due herewith. As a result, a $23,300 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the Second Registration Statement and the offering of the unsold securities registered under the Second Registration Statement will be deemed terminated as of the effective date of this Registration Statement.